UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015 (October 11, 2015)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2015, Greif, Inc. (the “Company”) issued a press release announcing that David B. Fischer will step down as President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective October 31, 2015. The Company also announced that the Board of Directors has elected Pete Watson to succeed Mr. Fischer as President and Chief Executive Officer effective November 1, 2015, and Mr. Fischer will remain with the Company through December 31, 2015 to assist with the transition process. The Company is in the process of negotiating a separation agreement and general release of claims with Mr. Fischer.

Mr. Watson, 57, has served as Chief Operating Officer of the Company since January 2014. From September 2012 until December 2013, Mr. Watson was the Vice President and Group President, Paper Packaging & Services, Global Sourcing and Supply Chain and Greif Business System. Previously, he served in a variety of positions with the Company, including Division President, Paper Packaging & Services, and President of CorrChoice (a division of the Company).

There are no arrangements or understandings between Mr. Watson and any other persons pursuant to which he was selected as President and Chief Executive Officer. There are also no family relationships between Mr. Watson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on October 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: October 14, 2015	By	/s/ Gary R. Martz
Gary R. Martz, Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on October 13, 2015.